Filed pursuant to Rule 424(b)(5)

Registration No. 333-291444

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 10, 2025)

1,599,400 Shares

Common Stock

Hydrofarm Holdings Group, Inc.

We are offering 1,599,400 shares of our common stock, par value $0.0001 per share, which we refer to as our Common Stock, in a registered direct offering to certain institutional investors in a privately negotiated transaction pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each share of Common Stock issued to the purchasers identified in the securities purchase agreement dated October 27, 2026, or Purchase Agreement, by and among us and the purchasers listed on the signature pages thereto is $0.905 per share.

In a concurrent private placement, we are also selling to such investors 6,971,575 additional shares of Common Stock, or the Unregistered Shares, common stock warrants, or the Common Warrants, to purchase up to 9,210,975 shares of our Common Stock, or the Common Warrant Shares. We are also offering to purchasers whose purchase of shares of common stock in the concurrent private placement would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% or 9.99%, at the election of the holder, of our outstanding common stock immediately following the consummation of this offering and the concurrent private placement, pre-funded warrants to purchase up to 640,000 shares of Common Stock, which we refer to as the Pre-Funded Warrants, in lieu of shares of Common Stock in the concurrent private placement. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock, which we refer to as the Pre-Funded Warrant Shares. The Unregistered Shares, Common Warrants, the Common Warrant Shares, and any Pre-Funded Warrants and Pre-Funded Warrant Shares, which we refer to collectively as the Unregistered Securities, are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Certain of our officers and directors, or their respective affiliates, will participate in this offering on the same terms as the other investors.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “HYFM.” On October 27, 2026, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.789 per share.

As of October, 27, 2026, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $4.3 million, which was calculated based on 4,819,323 shares of outstanding Common Stock, of which 4,216,005 shares were held by non-affiliates, and a price per share of $1.03 based upon the closing price of our Common Stock on The Nasdaq Capital Market on October 2, 2026. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not offered or sold any shares of our Common Stock. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

ThinkEquity LLC, or ThinkEquity, is acting as the exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to sell the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any shares of our Common Stock offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

We are a smaller reporting company under Rule 405 of the Securities Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in our Common Stock involves risks. See “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.905	$1,447,457
Placement agent’s fees(1)	$0.0724	$115,797
Proceeds to us, before expenses	$0.8326	$1,331,660

(1)	We refer you to “Plan of Distribution” beginning on page S-15 for additional information regarding placement agent’s fees.

We anticipate that delivery of the securities against payment will be made on or about October 27, 2026, subject to satisfaction of customary closing conditions.

ThinkEquity

The date of this prospectus supplement is October 27, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before buying any shares of our Common Stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement as well as any free writing prospectus we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement. We have not, and the placement agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor the placement agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, tradenames referred to in this prospectus supplement appear without the ® or TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames and trademarks. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus supplement to “Hydrofarm,” the “Company,” “we,” “us,” “our” and similar terms refer to Hydrofarm Holdings Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-8 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

We are a leading independent manufacturer and distributor of branded hydroponics equipment and supplies for controlled environment agriculture, or CEA, including grow lights, climate control solutions, grow media and nutrients, as well as a broad portfolio of innovative, proprietary branded products. We primarily serve the United States and Canadian markets, and believe we are one of the leading companies in these markets in an otherwise fragmented industry. For over 40 years, we have helped growers make growing easier and more productive. Our mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency, and speed in their grow projects.

Hydroponics is the farming of plants using soilless grow media and often artificial lighting in a controlled indoor or greenhouse environment. Hydroponics is the primary category of CEA and we use the terms CEA and hydroponics interchangeably. Our products are used to grow, farm, and cultivate cannabis, flowers, fruits, plants, vegetables, grains, and herbs in controlled environment settings that allow end users to control key farming variables including temperature, humidity, CO2, light intensity spectrum, nutrient concentration and pH. Through CEA, growers are able to be more efficient with physical space, water and resources, while enjoying year-round and more rapid grow cycles as well as more predictable and abundant grow yields, when compared to other traditional growing methods.

We reach commercial farmers and consumers through a broad and diversified network, who we connect with primarily through our proprietary online ordering platform. Our products are distributed across the United States and Canada through a diversified range of retailers of commercial and home gardening equipment and supplies. Our customers include specialty hydroponic retailers, commercial resellers and greenhouse builders, garden centers, hardware stores, and e-commerce retailers. Specialty hydroponic retailers can provide growers with specialized merchandise assortments and knowledgeable staff. Our logistics services business manages the receipt, warehousing, and distribution of multiple customer accounts, leveraging our warehouse space in multiple distribution centers in the U.S. and Canada. These logistics agreements and operating subleases are accounted for as an offset and reduction to our facility expense within Selling, general and administrative in our consolidated statements of operations.

Recent Developments

Market Conditions and Restructuring Plans

We have experienced adverse financial results which we believe are primarily a result of an agricultural oversupply impacting our market and resulting in a decrease in indoor and outdoor cultivation. The extent to which these market conditions will continue to negatively impact our business and results of operations is uncertain and difficult to predict at this time. We believe COVID-19 may have provided a positive demand impact for us in 2020 and 2021 from shelter-in-place orders in the United States, a possible negative supply chain impact from workforce disruption at international and domestic suppliers, and a possible negative growth rate impact in the periods since, due to agricultural oversupply initiated during the height of COVID-related shelter-in-place orders. In addition, we believe demand for our products has been negatively impacted by the extended period to enact reform of U.S. federal regulations, including cannabis rescheduling, which have been slow to develop and possibly leading cannabis operators to reduce investments in our products, particularly durable goods. In addition, we believe our financial results have been negatively impacted by hydroponic retail store closings and, in some cases, associated accounts receivable allowances.

During the second quarter of 2025, we initiated a restructuring to reduce our product portfolio and operational footprint to decrease costs and improve efficiency, which we refer to as the 2025 Restructuring Plan. The 2025 Restructuring Plan actions entail (i) eliminating a significant portion of our product portfolio, primarily underperforming distributed brands, to improve supply chain and operational focus, (ii) further reductions in our distribution center network and manufacturing footprint, and (iii) corresponding headcount reductions.

During the fourth quarter of fiscal 2025, as a result of industry conditions, primarily attributable to an agricultural oversupply impacting our market and resulting in a decrease in indoor and outdoor cultivation, as well as continued declines in operating cash flows and profitability, we assessed our long-lived assets for impairment and recorded an impairment charge of $232.2 million. Of such impairment charge, $228.4 million was related to finite-lived intangible assets and $3.8 million was related to property, plant, and equipment. The loss was recorded in Impairments in the consolidated statement of operations for the year ended December 31, 2025. We estimated fair value based on the income approach and market approach. Under the income approach, we estimated the fair value of the asset group on the present value of estimated future cash flows, which we considered to be a level 3 unobservable input in the fair value hierarchy.

As a result of continued pressure from market conditions on the company’s liquidity and capital structure, we are exploring strategic alternatives to strengthen the Company’s liquidity and capital structure. In connection with such process, together with our financial advisors, we engaged in ongoing discussions with lenders under our senior secured term loan having an initial principal amount of $125.0 million. While these discussions continued, on February 4, 2026, we elected to defer making the interest payment of approximately $2.8 million on the senior secured term loan. As a result of our failure to pay the interest within the grace period, an event of default occurred with respect to the senior secured term loan. On February 11, 2026, the lenders under our senior secured term loan, through the administrative agent, notified us of such event of default and informed us that the administrative agent or the collateral agent for the senior secured term loan may exercise any rights and remedies provided under the credit and guaranty agreement for the senior secured term loan and related financing documents, but it did not seek to enforce such remedies as of such time. As a result of such event of default, the senior secured term loan was reclassified to current portion of long-term debt from long-term debt and interest began accruing at a rate that is 2% per annum in excess of the interest rate otherwise payable.

As part of our strategic plan to streamline our operations and improve the focus on our proprietary brands and core product categories, on April 30, 2026, we completed the closing of our previously announced agreement with Quality Horticulture, a family-owned Canadian garden center and horticultural distribution company, pursuant to which Quality Horticulture will serve as the exclusive Canadian distributor of our proprietary portfolio of nutrients, plant additives, grow media, horticultural lighting and environmental control products, including House & Garden, Grotek, Gaia Green, PHOTOBIO, SunBlaster and Active Aqua.

During the second quarter of 2026, we also sold approximately 38 acres of the 120 acres of excess owned land at the Goshen, New York location for $1.4 million.

On July 31, 2026, we entered into a share purchase agreement with 2817049 Alberta Ltd. pursuant to which we sold all of the issued and outstanding shares of Aurora Peat Products ULC, or APP, for $16 million, subject to adjustments set forth in the share purchase agreement. The net proceeds from the sale were applied to reduce outstanding debt, including outstanding interest, under the senior secured term loan. In connection with the closing of the sale of APP, we entered into a secured promissory note, pursuant to which the buyer issued a promissory note in the principal amount of $5 million, representing a deferred portion of the purchase price payable to us under the share purchase agreement. The secured promissory note was assigned to the lenders of our senior secured term loan. Cash obligations in connection with the close of the transaction are estimated to be up to $3.1 million.

As of June 30, 2026, we had current liabilities of approximately $148.0 million, including the current portion of long-term debt of approximately $114.4 million and accounts payable of approximately $10.7 million.

Concurrently with the closing of this offering and the concurrent private placement, we intend to satisfy our obligations under the senior secured term loan pursuant to the terms of a payoff letter with the lenders. Such payoff letter will require that we deliver to the lenders, in the aggregate (i) 27.5 million shares of Series 1 Non-Voting Convertible Preferred Stock and (ii) warrants to purchase 27.5 million shares of Common Stock at an exercise price equal to $0.78, which we refer to as the Lender Warrants. Each share of Series 1 Non-Voting Convertible Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1.00. The Series 1 Non-Voting Convertible Preferred Stock shall rank (i) senior to the Common Stock and any other class or series of our capital stock thereafter created, the terms of which specifically provide that such class or series shall rank junior to the Series 1 Non-Voting Convertible Preferred Stock, and (ii) pari passu with any class or series of our capital stock hereafter created specifically ranking, by its terms, on par with the Series 1 Non-Voting Convertible Preferred Stock. The Series 1 Non-Voting Convertible Preferred Stock shall be convertible into 27.5 million shares of Common Stock, determined by dividing the stated value per share of Series 1 Non-Voting Convertible Preferred Stock by the per share conversion price (as adjusted from time to time) and the Lender Warrants shall be exercisable, commencing upon receipt of any required stockholder approvals, and shall in all cases be subject to a 4.99% beneficial ownership limitation. We also entered into a side letter agreement, which provides for, among other things, the right of the lenders to designate one director to our Board of Directors and following, and subject to, approval by our stockholders under Nasdaq Stock Market, or Nasdaq, listing rules or confirmation by Nasdaq, that such appointments do not violate its rules, the lenders shall have the right to designate up to three additional directors to our Board of Directors.

As a result of the satisfaction of our obligations under the senior secured term loan, we expect to recognize up to $109.0 million improvement to our stockholders’ equity, offset by any new senior secured credit facility entered into by us. In addition, following the satisfaction of the senior secured term loan, we will not be subject to certain operating covenants, including certain covenants that restrict our ability to sell directly to cannabis growers. Accordingly, following the termination of the senior secured term loan, we intend to also sell directly to cannabis growers.

On October 5, 2026, the Company entered into an agreement and mutual release (the “Agreement”) providing for the full, final and complete settlement of all claims by the parties related to their engagement. In connection with the Agreement, the Company agreed to, among other things and subject to certain milestones, issue 300,000 shares of Series 1 Non-Voting Convertible Preferred Stock that will be convertible in the aggregate into 300,000 shares of Common Stock upon approval of issuance of the Common Stock upon conversion of the Series 1 Non-Voting Convertible Preferred Stock by the Company’s stockholders as required by applicable Nasdaq listing rules.

We continue to evaluate our product portfolio and supply chain, in order to improve efficiency, lower our costs and reduce footprint. We are also evaluating other opportunities to sell excess owned land, not currently being used in operations, to supplement our cash position and potential contract manufacturing or other outsourcing arrangements. Depending on the length and severity of the industry and market conditions, including the fluid and complex international tariff and trade policies impacting our business, our ability to successfully negotiate with the lenders and key vendors, and the pursuit of additional financing or strategic alternatives, it is possible we may execute additional restructuring plan actions and incur future associated charges, and we may not be able to realize the full extent of our anticipated cost savings.

Nasdaq Listing and Maintenance Requirements

On April 1, 2026, the Listing Qualifications Department of Nasdaq, notified us that we were not in compliance with the $2.5 million minimum stockholders' equity requirement under Nasdaq Listing Rule 5550(b)(1), or the Equity Rule. Although Nasdaq subsequently granted us an extension to regain compliance, on July 2, 2026, Nasdaq determined that we had not satisfied the terms of that extension. We timely requested a hearing before the Nasdaq Hearings Panel on July 9, 2026, which stayed any further action by Nasdaq pending completion of the hearing process. On September 8, 2026, Nasdaq issued a decision letter in which the Nasdaq Hearings Panel granted our request to continue our listing on Nasdaq subject to satisfaction of the following conditions:

a.

on or before September 30, 2026, we must advise the Nasdaq Hearings Panel on the status of the proposed debt conversion as well as any asset sales completed as part of the compliance plan (on September 30, 2026, we advised the Nasdaq Hearings Panel accordingly);

b.

on or before October 16, 2026, we must demonstrate compliance with the Equity Rule by filing a timely public disclosure describing the transactions undertaken by us to achieve compliance and demonstrate long-term compliance with the Equity Rule, and by providing an indication of our equity following those transactions (on October 20, 2026, we received an extension from the Nasdaq Hearings Panel to October 27, 2026 and on October 27, 2026, filed a timely public disclosure describing this offering and other transactions undertaken by us to achieve compliance with the Equity Rule); and

c.	we will be required to maintain compliance with all Nasdaq Listing Rules through December 29, 2026.

On July 6, 2026, we also received a letter from Nasdaq indicating that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2), or the Bid Price Rule, because we had not maintained a minimum closing bid price of $1 per share for the prior 30 consecutive business days. If at any time during the 180-day period, the closing bid price of our Common Stock is at least $1 for a minimum of ten consecutive business days, Nasdaq will provide written confirmation to us of our compliance. In the event that we do not regain compliance with the Bid Price Rule during that period, we may be eligible for additional time. We are evaluating available options to regain compliance with the Bid Price Rule; however, there can be no assurance that we will do so.

Corporate Information

We were incorporated in Delaware in January 2017 under the name Innovation Acquisition One Corp. Our predecessor company, originally called Applied Hydroponics, Inc., was founded in 1977 in Northern California. We changed our name to Hydrofarm Holdings Group, Inc. on August 3, 2018. Our principal executive offices are located at 1510 Main Street, Shoemakersville, Pennsylvania 19555 and our telephone number is (707) 765-9990. Our website address is www.hydrofarm.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the U.S. Securities and Exchange Commission, or the SEC. Investors should not rely on any such information in deciding whether to purchase our securities.

THE OFFERING

Issuer	Hydrofarm Holdings Group, Inc., a Delaware corporation.

Common Stock offered by us	1,599,400 shares of our Common Stock.

Public Offering Price	$0.905 per share of our Common Stock.

Concurrent Private Placement

In a concurrent private placement, we are also selling to the investors purchasing the shares of our Common Stock in this offering (x) 6,971,575 Unregistered Shares at a purchase price of $0.905 per share of our Common Stock and (y) Common Warrants to purchase up to 9,210,975 shares of our Common Stock at an exercise price of $0.78 per share. The Unregistered Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. See “Private Placement Transaction.”

The Pre-Funded Warrants are being offered by us to those purchasers whose purchase of Unregistered Shares in the concurrent private placement would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% or 9.99%, at the election of the purchaser, of our outstanding Common Stock immediately following consummation of this offering and the concurrent private placement, to purchase up to an aggregate of 640,000 shares of our Common Stock in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% or 9.99%, as applicable, of our outstanding Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share of Common Stock being sold in the concurrent private placement, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. The Pre-Funded Warrants and Pre-Funded Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system. See “Private Placement Transaction.”

The Common Warrants will become exercisable commencing as of the issue date and will have a term of five and one-half years from the issue date. We will receive gross proceeds from exercise of the Common Warrants in such concurrent private placement solely to the extent such Common Warrants are exercised for cash. The Common Warrants and the Common Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system. See “Private Placement Transaction.”

Common Stock to be outstanding immediately prior to the closing of this offering	4,819,323 shares of Common Stock.

Common Stock to be outstanding immediately after the closing of this offering (1)	6,418,723 shares of Common Stock.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $1.2 million, after deducting the placement agent’s fees and estimated offering expenses payable by us. In addition, we estimate that the concurrent private placement will result in additional net proceeds of approximately $5.5 million, after deducting the estimated offering expenses payable by us and excluding any proceeds that may be received upon the cash exercise of the Common Warrants or the Pre-Funded Warrants.

We currently intend to use the net proceeds from this offering and the concurrent private placement for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses.

See “Use of Proceeds” on page S-13 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering and the concurrent private placement.

Insider Participation

Certain of our officers and directors, or their respective affiliates, will participate in this offering on the same terms as the other investors. See “Plan of Distribution—Insider Participation and Lock-up Agreement” for additional information.

Lock-up Agreements

Our directors and officers have agreed to enter into lock-ups restricting the transfer of shares of or relating to our capital stock for 120 days following the effectiveness of the resale registration statement to be filed in connection with the concurrent private placement, subject to certain customary exceptions. This lock-up period applies to any shares the executive officers and directors, or their respective affiliates, may purchase in this offering and the concurrent private placement. See “Plan of Distribution—Insider Participation and Lock-up Agreement” for additional information.

Risk factors

Investing in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-8 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol	“HYFM”.

Transfer Agent and Registrar	Continental Stock Transfer and Trust Company

(1) The number of shares of our Common Stock to be outstanding after this offering is based on 4,819,323 shares of Common Stock outstanding as of October 26, 2026, and excludes, as of that date, the following:

●	25,875 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $97.25 per share;

●	209,168 shares of Common Stock issuable upon vesting of outstanding restricted stock units, or RSUs;

●	137,460 shares of Common Stock issuable upon vested RSUs having a delivery deferred to a future time;

●	138,718 shares of Common Stock available for future grant under our 2020 Employee, Director and Consultant Equity Incentive Plan;

●	27,800,000 shares of Common Stock issuable upon conversion of the Series 1 Non-Voting Convertible Preferred Stock;

●	27,500,000 shares of Common Stock issuable upon exercise of the Lender Warrants at an exercise price of $0.78 per share;

●	6,971,575 Unregistered Shares issuable in the concurrent private placement;

●	9,210,975 Common Warrant Shares issuable upon exercise of Common Warrants issued in the concurrent private placement at an exercise price of $0.78 per share;

●	736,878 Common Warrant Shares issuable upon exercise of the Placement Agent Warrants at an exercise price of $0.78 per share; and

●	640,000 Pre-Funded Warrant Shares issuable upon exercise of Pre-Funded Warrants issued in the concurrent private placement at an exercise price of $0.0001 per share.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes the following:

●	no issuance, exercise or settlement of stock-based awards under our equity incentive plans;

●	no issuance of shares of Common Stock upon conversion of the Series 1 Non-Voting Convertible Preferred Stock;

●	no exercise of the Lender Warrants;

●	no issuance of the Unregistered Shares in the concurrent private placement; and

●	no exercise of the Common Warrants and the Pre-Funded Warrants issued in the concurrent private placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to purchase any securities in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering and Our Common Stock

There is substantial doubt about our ability to continue as a going concern and as an investor, you may lose all of your investment.

Management has concluded that there is substantial doubt about our ability to continue as a going concern within 12 months after the date of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026. Our potential inability to continue as a going concern may materially adversely affect the price of our Common Stock and our ability to raise new capital or enter into partnerships. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that investors will lose all or part of their investment. Further, the perception that we may be unable to continue as a going concern may impede our ability to pursue strategic opportunities or operate our business due to concerns regarding our ability to fulfill our contractual obligations. In addition, if there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all.

There can be no assurance that we will be able to raise additional capital in sufficient amounts or on favorable terms, or at all. If we are unable to raise adequate additional capital when required or in sufficient amounts or on terms acceptable to us, we may have to significantly reduce expenses, sell assets (potentially at a loss), cease operations altogether, pursue an acquisition of our company at a price that may result in up to a total loss on investment for our securityholders, file for bankruptcy or seek other protection from creditors, or liquidate all of our assets.

Investing in our Common Stock involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might apply these proceeds in ways with which you do not agree, or in ways that do not improve our financial condition or market value, which could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Stock.

Our stock price has been and may be volatile in the future, and as a result, investors in our securities could incur substantial losses.

There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future attributable to various factors including those discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. Some factors may be unrelated to our operating performance or prospects or may be beyond our control. The price for our Common Stock may be influenced by many factors, including investor reaction to our business strategy; the success of our strategic plan and our ability to sustain necessary and sufficient liquidity to satisfy our creditors and avoid the imposition of involuntary bankruptcy; compliance with Nasdaq listing standards, including without limitation compliance with Nasdaq’s stockholders’ equity requirement; variations in our financial results and our liquidity; any major change in our board of directors or management; or our involvement in litigation.

Since our stock price may continue to be volatile in the future, investors in our Common Stock could incur substantial losses. We may be required to incur significant legal fees and other expenses related to any securities litigation and or other litigation related to our business. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities or other litigation.

Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Common Stock to decline and impair our ability to raise capital through the sale of additional equity securities. All of the shares of Common Stock sold in this offering (other than in the concurrent private placement) upon issuance will be freely tradable without restriction or further registration under the Securities Act.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our Common Stock.

We have received notice that certain unsecured creditors intend to file an involuntary bankruptcy petition against us, and we are subject to other claims and disputes with unsecured creditors. If an involuntary petition is filed, or if we otherwise become subject to bankruptcy, receivership or similar proceedings, the value of our Common Stock could be substantially or entirely lost.

We have received notice from certain unsecured creditors of their intent to file an involuntary petition against us under the U.S. Bankruptcy Code, or the Bankruptcy Code. We are also subject to other claims and disputes with unsecured creditors, including vendors, service providers and other trade creditors, over amounts they allege are past due. As of the date of this prospectus supplement, no involuntary petition has been filed against us. We may try to resolve these matters through negotiation, payment arrangements or other means. However, we cannot assure you that we will resolve any of these claims or disputes on acceptable terms, or at all. We also cannot assure you that these creditors will not file an involuntary petition, that other creditors will not join such a petition, or that other creditors will not file their own petitions or start collection actions, litigation or other proceedings against us.

Any involuntary or voluntary bankruptcy case, receivership or similar process, or any winding up and liquidation of our business, could have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity. While any such proceeding or process continues:

●	our management would spend substantial time and effort on the proceeding instead of on our business operations;
●	we would incur significant legal, advisory and other professional fees and expenses;
●	we may find it harder to retain management and other key personnel needed to run our business successfully;

●

our customers, suppliers, licensors, landlords and other counterparties might lose confidence in our ability to continue as a going concern or reorganize successfully. They might seek alternative commercial relationships, demand less favorable terms, or try to terminate or not renew their agreements with us;

●	regulators that oversee our licenses may review, restrict, suspend or refuse to renew or transfer our licenses and permits; and
●	certain actions outside the ordinary course of business may require court or receiver approval, which would limit our flexibility to respond to market conditions.

Additionally, because our current indebtedness is senior to our Common Stock in our capital structure, a bankruptcy proceeding or similar process, could result in a limited recovery, if any, for our stockholders, and would place our stockholders at significant risk of losing all of their investment in our Common Stock.

We may need additional financing following this offering to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all.

As of June 30, 2026, we had total assets of approximately $101.6 million and net working capital of approximately negative $108.1 million. As of June 30, 2026, our working capital included approximately $6.2 million of cash and cash equivalents. We believe that the net proceeds of this offering and the concurrent private placement, plus our cash on-hand as of the date of this prospectus supplement, is sufficient to fund our proposed operating plan for at least 12 months from the close of this offering. However, if we were to fall short of our projections, we may need additional capital to fund our continued operations. If necessary, we intend to seek additional funds through various financing sources, including the sale of our equity securities and divestitures of assets. In addition, we will consider alternatives to our current business plan that may enable us to achieve positive cash flow with a smaller amount of capital. However, there can be no guarantees that these plans will be successful, or funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue would lead to dilution for current stockholders;
●	loans or other debt instruments may have unfavorable terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions;
●	the current environment in the capital markets combined with our capital constraints may prevent us from being able to obtain adequate financing; and
●

if we fail to satisfy covenants we are subject to or are unable to obtain additional financing to fund losses in our business, we may need to seek bankruptcy or similar protection to the extent available to us.

In addition, under the Purchase Agreement, we agreed not to issue, agree to issue, or publicly announce the issuance of any Common Stock or Common Stock equivalents, and not to file any registration statement or amendment thereto, without the prior written consent of purchasers holding a majority in interest of the securities sold in the concurrent private placement, subject to limited exceptions. These restrictions remain in effect until 120 days following the effectiveness of the resale registration statement to be filed in connection with the concurrent private placement and may limit the Company's ability to obtain additional financing or raise capital on favorable terms, if at all during such period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our ability to continue as a going concern;
●	our current level of indebtedness and compliance with requirements of our existing credit agreement;
●	our liquidity and our ability to resolve claims from unsecured creditors in the ordinary course of business;
●	our ability to regain and maintain compliance with the continued listing standards of The Nasdaq Capital Market ;
●	the results of and expectations regarding our acquisitions, dispositions and strategic alliances, and our ability to effect strategic transactions in the future;
●

industry conditions, including oversupply and decreasing prices of our customers' products which, in turn, have materially adversely impacted our sales and other results of operations and which may continue to do so in the future;

●	potential tariffs or interruptions to global trade;
●	the potential for future charges associated with the impairment of our long-lived assets, inventory allowances and purchase commitment losses, and accounts receivable reserves;
●	our ability and intent to access bankruptcy courts, receivership or similar processes, or otherwise wind-up our business and liquidate;
●	the anticipated impact of our restructuring activities on our expenses and cash expenditures;
●	potential dilution that may result from equity financings while our stock prices are depressed;
●	the conditions impacting our customers, including related crop prices and other factors impacting growers;
●	the adverse effects of public health epidemics, including the COVID-19 pandemic, on our business, results of operations and financial condition;
●	interruptions in our supply chain;
●	federal and state legislation and regulations pertaining to agricultural products and the use and cultivation of cannabis in the United States and Canada;
●	public perceptions and acceptance of cannabis use;
●	fluctuations in the price of various crops and other factors affecting growers;
●	our long-term non-cancellable leases under which many of our facilities operate, and our ability to renew or terminate our leases;
●	our reliance on, and relationships with, a limited base of key suppliers for certain products;
●	our ability to keep pace with technological advances;
●	our ability to execute our e-commerce business;
●	the costs of being a public company;

●	our ability to successfully identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the business of acquired companies;
●	the success of our marketing activities;
●	the potential for a disruption or breach of our information technology systems or cyber-attack;
●	our dependence on third parties, or the performance of third parties on which we depend;
●	any change to our reputation or to the reputation of our products;
●	the fluctuation in the prices of the products we distribute;
●	competitive industry pressures;
●	the consolidation of businesses within our industry;
●	compliance with environmental, health and safety laws;
●	our ability to protect and defend against litigation, including claims related to intellectual property rights;
●	product shortages and relationships with key suppliers;
●	our ability to attract and retain key employees;
●	the volatility of the price of our Common Stock;
●	the marketability of our Common Stock; and
●	other risks and uncertainties, including those listed herein as well as under the heading “Risk Factors” in our Annual Report on Form 10-K.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering might not occur. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.2 million, after deducting the placement agent’s fees and estimated offering expenses payable by us. In addition, we estimate that the concurrent private placement will result in additional net proceeds of approximately $5.5 million, after deducting the estimated offering expenses payable by us and excluding any proceeds that may be received upon the cash exercise of the Common Warrants or the Pre-Funded Warrants.

We currently intend to use the net proceeds from this offering and the concurrent private placement for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses.

Our expected use of net proceeds from the sale of shares of Common Stock in this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our operations and the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying prospectus and in the information incorporated by reference herein or therein. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our historical net tangible book deficit as of June 30, 2026 was $(91.8) million, or $(0.02) per share of our Common Stock. Net tangible book value is total assets minus the sum of total liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of our Common Stock outstanding as of June 30, 2026. After giving effect to (x) the sale by us of (i) shares of our Common Stock in the aggregate amount of $1.4 million at an assumed public offering price of $0.905 per share, and (ii) shares of our Common Stock, Pre-Funded Warrants and Common Warrants in the concurrent private placement in the aggregate amount of $6.8 million, in each instance, less the estimated commissions and estimated offering expenses payable by us, and (iii) the issuance of 27,800,000 shares of our Series 1 Non-Voting Convertible Preferred Stock having a stated value of $27. million, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been $10.2 million, or $0.00 per share. This represents an immediate increase in pro forma net tangible book value of $0.02 per share to existing stockholders and an immediate dilution of $0.90 per share to investors in this offering. The following table illustrates this per share dilution.

Assumed public offering price per share		$0.905
Historical net tangible book deficit per share as of June 30, 2026	$(0.019)
Increase in net tangible book value per share attributable to pro forma adjustments	$0.021
Increase per share attributable to new investors purchasing shares in this offering and in the concurrent private placement	$0.001
Pro forma as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering		$0.003
Dilution per share to new investors purchasing shares in this offering and in the concurrent private placement		$0.902

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or securities convertible into our Common Stock, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 4,814,612 shares of our Common Stock outstanding as of June 30, 2026. This number excludes the following:

●	25,875 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $97.25 per share;
●	209,168 shares of Common Stock issuable upon vesting of outstanding restricted stock units, or RSUs;
●	137,460 shares of Common Stock issuable upon vested RSUs having a delivery deferred to a future time;
●	138,718 shares of Common Stock available for future grant under our 2020 Employee, Director and Consultant Equity Incentive Plan;
●	27,800,000 shares of Common Stock issuable upon conversion of the Series 1 Non-Voting Convertible Preferred Stock;
●	27,500,000 shares of Common Stock issuable upon exercise of the Lender Warrants at an exercise price of $0.78 per share;
●	9,210,975 Common Warrant Shares issuable upon exercise of Common Warrants issued in the concurrent private placement at an exercise price of $0.78 per share;
●	736,878 Common Warrant Shares issuable upon exercise of the Placement Agent Warrants at an exercise price of $0.78 per share; and
●	640,000 Pre-Funded Warrant Shares issuable upon exercise of Pre-Funded Warrants issued in the concurrent private placement at an exercise price of $0.0001 per share.

To the extent that options, RSUs and warrants are exercised or settle, as applicable, or other shares are issued, including shares issuable upon conversion of the Series 1 Non- Voting Convertible Preferred Stock, investors purchasing our securities in this offering may experience further dilution. In addition, we will need to raise additional capital, and, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to investors in this offering.

PLAN OF DISTRIBUTION

ThinkEquity LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated October 27, 2026, which we refer to as the Placement Agency Agreement. The placement agent is not purchasing or selling any of the shares of Common Stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of Common Stock offered hereby. We entered into the Purchase Agreement, directly with certain institutional investors in connection with this offering, and we will only sell to investors who have entered into the Purchase Agreement with us. The Purchase Agreement provides that the obligations of the investors in the offering are subject to certain conditions precedent, including but not limited to the absence of any material adverse change in our business and the receipt of certain opinions, letters, agreements and certificates from us, our auditor and our counsel.

We expect to deliver 1,599,400 shares of Common Stock being offered pursuant to this prospectus supplement on or about October 27, 2026, subject to satisfaction of certain closing conditions.

Determination of Offering Price

The offering price of the Shares we are offering was negotiated between us and the investors in the offering based on the trading price of our Common Stock prior to the offering, among other things.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 8% of the aggregate purchase price paid by the investors in respect of the securities at the closing of the offering . The following table shows the total placement agent cash fees we will pay in connection with the sale of the shares of Common Stock in this offering, assuming the purchase of all of the shares we are offering.

Placement Agent Fee per share	$0.0724
Total Placement Agent Fees	$115,797

We have also agreed to reimburse the placement agent at closing for all reasonable and out-of-pocket expenses in connection with the placement agent’s engagement, including reasonable fees and expenses of the placement agent’s legal counsel and due diligence analysis up to $125,000. We expect that the total expenses of the offering payable by us, excluding placement agent’s fees of 8%, will be approximately $0.2 million, and the total expenses of the concurrent private placement payable by us, excluding placement agent’s fees of 8%, will be approximately $0.8 million.

Placement Agent Warrants

Upon closing of this offering, we have agreed to issue the placement agent such number of Common Warrants equal to 8% of the shares of Common Stock and Pre-Funded Warrants sold in the offering, or the Placement Agent Warrants. The Placement Agent Warrants will be exercisable at a per share exercise price of $0.78. The Placement Agent Warrants are exercisable, in whole or in part, immediately upon the date of issuance and expire on the five-year anniversary of the date of the initial exercise date. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, or Placement Agent Warrant Shares, are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

The Placement Agent Warrants have been deemed compensation by Financial Industry Regulatory Authority, Inc., or FINRA. The Placement Agent Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than two years from the initial exercise date of the Placement Agent Warrants in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than two years from the initial exercise date of the Placement Agent Warrants in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the Placement Agent Warrant Shares issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

Insider Participation and Lock-up Agreement

Certain of our officers and directors, or their respective affiliates, will participate in this offering on the same terms as the other investors. Our directors and officers have agreed to enter into lock-ups restricting the transfer of shares of or relating to our capital stock for 120 days following the effectiveness of the resale registration statement to be filed in connection with the concurrent private placement, subject to certain customary exceptions. This lock-up period applies to any shares the executive officers and directors, or their respective affiliates, may purchase in this offering and the concurrent private placement.

Nasdaq Capital Market Listing

Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “HYFM.” On October 27, 2026, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.789 per share.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. We have no present arrangements with the placement agent for any services.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the Purchase Agreement and Placement Agency Agreement. Copies of the Purchase Agreement and Placement Agency Agreement will each be included as exhibits to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the investors, (i) 6,971,575 Unregistered Shares, (ii) Pre-Funded Warrants to purchase up to 640,000 Pre-Funded Warrant Shares at a price per share of $0.9049 and an exercise price per Pre-Funded Warrant of $0.0001, and (iii) Common Warrants to purchase 9,210,975 Common Warrant Shares with an exercise price of $0.78.

The Unregistered Securities are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Accordingly, investors may only sell the Unregistered Securities pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability

The Common Warrants are exercisable as of the date of issuance and will have a term of five and one-half years from the initial exercise date. The Common Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the resale of the Common Warrant Shares under the Securities Act is effective and available for the resale of such shares, or an exemption from registration under the Securities Act is available for the resale of such Common Warrant Shares, by payment in full in immediately available funds for the number of Common Warrant Shares.

The Pre-Funded Warrants are exercisable beginning on the date of issuance and shall expire when exercised in full. The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the resale of the Pre-Funded Warrant Shares under the Securities Act is effective and available for the resale of such shares, or an exemption from registration under the Securities Act is available for the resale of such Pre-Funded Warrant Shares, by payment in full in immediately available funds for the number of Pre-Funded Warrant Shares.

Cashless Exercise

If at the time of exercise there is no effective resale registration statement registering, or the prospectus contained therein is not available for the resale of the Common Warrant Shares, then the Common Warrants may be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Warrant Shares determined according to the formula set forth in the Common Warrant.

The Pre-Funded Warrants may also be exercised, in whole or in part, at any time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of Pre-Funded Warrant Shares determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Common Warrants and/or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants and Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Anti-Dilution Adjustments

The Common Warrants and Pre-Funded Warrants each have customary anti-dilution provisions. The exercise prices of the Common Warrants and Pre-Funded Warrants are each subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability

Subject to applicable laws, the Common Warrants and Pre-Funded Warrants are transferrable, in whole or in part, without our consent, upon surrender of the warrant at our principal offices or our designated agent, as applicable, together with a written assignment of the warrant.

Exchange Listing

There are no established trading markets for the Common Warrants or Pre-Funded Warrants, and we do not expect markets to develop. In addition, we do not intend to apply for the listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange or other trading market.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrant and Pre-Funded Warrant, and generally including any merger or consolidation with or into another person, sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, purchase offer, tender offer or exchange offer, reclassification, reorganization or recapitalization of our shares of Common Stock or stock or share purchase or other business combination with another person or group of persons, then upon any subsequent exercise of a warrant, the holder will have the right to receive, as alternative consideration, for each Common Warrant Share or Pre-Funded Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, within 30 days after the consummation of a fundamental transaction, a holder of the Common Warrant or Pre-Funded Warrant will have the right to require us to repurchase any Common Warrants or Pre-Funded Warrant from the holder pursuant to the terms and conditions described in the form of Common Warrant or Pre-Funded Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Common Warrant or Pre-Funded Warrant) of the remaining unexercised portion of the Common Warrant or Pre-Funded Warrant on the date of the fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or Pre-Funded Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Common Warrant or Pre-Funded Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, dividends or other rights, until the holder exercises the Common Warrant or Pre-Funded Warrant.

You should review a copy of the Purchase Agreement and the copies of the form of Common Warrant and form of Pre-Funded Warrant to be issued to the investors under the Purchase Agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Common Warrant, Pre-Funded Warrant and the related transaction agreements.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon by Cozen O’Connor, Philadelphia, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the placement agent by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statements of Hydrofarm Holdings Group Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to Hydrofarm Holdings Group Inc.’s annual report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of Common Stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of Common Stock we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and our website at www.hydrofarm.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (Commission File No. 001-39773):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 27, 2026 (the “Annual Report”);
●	portions of our Definitive Proxy Statement on Schedule 14A, filed on April 30, 2026, that are incorporated by reference into Part III of the Annual Report;
●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2026 and June 30, 2026 filed with the SEC on May 15, 2026 and August 14, 2026, respectively;
●

our Current Reports on Form 8-K filed with the SEC on February 20, 2026, April 7, 2026, April 14, 2026, April 20, 2026, June 22, 2026, June 26, 2026, July 9, 2026, August 6, 2026, October 9, 2026, October 27, 2026 (a.m.) and October 27, 2026 (p.m.); and

●

the description of our capital stock contained in our registration statement on Form 8-A filed on December 7, 2020, including any amendment or report filed for the purpose of updating such description (which includes the description of our Common Stock in Exhibit 4.2 of our Annual Report).

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after the date of this prospectus supplement, until we file a post-effective amendment to the applicable registration statement that indicates the termination of the offering of the shares of Common Stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus supplement as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement, respectively.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Hydrofarm Holdings Group, Inc.

1510 Main Street

Shoemakersville, PA 19555

Telephone: (707) 765-9990

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our website at www.hydrofarm.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291444

PROSPECTUS

Hydrofarm Holdings Group, Inc.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants, units or rights;

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “HYFM.” On December 9, 2025, the last reported sale price of our common stock was $1.716 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our voting and non-voting common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $12,833,408 which was calculated based on 4,131,945 shares of our voting and non-voting common stock outstanding held by non-affiliates and at a price of $3.1059 per share, the closing price of our common stock on October 13, 2025. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Hydrofarm,” “HYFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Hydrofarm Holdings Group, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a leading independent manufacturer and distributor of branded hydroponics equipment and supplies for controlled environment agriculture (“CEA”), including grow lights, climate control solutions, grow media and nutrients, as well as a broad portfolio of innovative, proprietary branded products. We primarily serve the U.S. and Canadian markets, and believe we are one of the leading companies in these markets in an otherwise fragmented industry. For over 40 years, we have helped growers make growing easier and more productive. Our mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency, and speed in their grow projects.

Hydroponics is the farming of plants using soilless grow media and often artificial lighting in a controlled indoor or greenhouse environment. Hydroponics is the primary category of CEA and we use the terms CEA and hydroponics interchangeably. Our products are used to grow, farm, and cultivate cannabis, flowers, fruits, plants, vegetables, grains and herbs in controlled environment settings that allow end users to control key farming variables including temperature, humidity, CO2, light intensity spectrum, nutrient concentration and pH. Through CEA, growers are able to be more efficient with physical space, water and resources, while enjoying year-round and more rapid grow cycles as well as more predictable and abundant grow yields, when compared to other traditional growing methods.

We reach commercial farmers and consumers through a broad and diversified network of over 2,000 wholesale customer accounts, who we connect with primarily through our proprietary online ordering platform. Our products are distributed across the United States and Canada through a diversified range of retailers of commercial and home gardening equipment and supplies. Our customers include specialty hydroponics retailers, commercial resellers and greenhouse builders, garden centers, hardware stores, and e-commerce retailers. Specialty hydroponics retailers can provide growers with specialized merchandise assortments and knowledgeable staff

Corporate Information and History

We were incorporated in Delaware in January 2017 under the name Innovation Acquisition One Corp. Our predecessor company, originally called Applied Hydroponics, Inc., was founded in 1977 in Northern California. We changed our name to Hydrofarm Holdings Group, Inc. on August 3, 2018. Our principal executive offices are located at 1510 Main Street, Shoemakersville, Pennsylvania 19555 and our telephone number is (707) 765-9990. Our website address is www.hydrofarm.com. The information contained on, or that can be accessed through, our website is not, and shall not be deemed to be part of, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities, and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion or sinking fund terms, if any;
●	voting or other rights, if any; and
●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding over-allotment options, if any; and
●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Hydrofarm. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●

industry conditions, including oversupply and decreasing prices of our customers' products which, in turn, have materially adversely impacted our sales and other results of operations and which may continue to do so in the future;

●	potential tariffs or interruptions to global trade;
●	the potential for future charges associated with the impairment of our long-lived assets, inventory allowances and purchase commitment losses, and accounts receivable reserves;
●	our liquidity;
●	our ability to meet the continued listing standards of The Nasdaq Capital Market;
●	our ability to effectively transition the Chief Executive Officer role and facilitate the continued succession of the Company's leadership;
●	the anticipated impact of our restructuring activities on our expenses and cash expenditures;
●	potential dilution that may result from equity financings while our stock prices are depressed;
●	the conditions impacting our customers, including related crop prices and other factors impacting growers;
●	the adverse effects of public health epidemics, including the COVID-19 pandemic, on our business, results of operations and financial condition;
●	interruptions in our supply chain;
●	federal and state legislation and regulations pertaining to agricultural products and the use and cultivation of cannabis in the United States and Canada;
●	public perceptions and acceptance of cannabis use;
●	fluctuations in the price of various crops and other factors affecting growers;
●	the results of and expectations regarding our acquisitions, dispositions and strategic alliances;
●	our long-term non-cancellable leases under which many of our facilities operate, and our ability to renew or terminate our leases;
●	our reliance on, and relationships with, a limited base of key suppliers for certain products;
●	our ability to keep pace with technological advances;
●	our ability to execute our e-commerce business;
●	the costs of being a public company;
●	our ability to successfully identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the business of acquired companies;
●	the success of our marketing activities;
●	the potential for a disruption or breach of our information technology systems or cyber-attack;
●	our current level of indebtedness;
●	our dependence on third parties, or the performance of third parties on which we depend;

●	any change to our reputation or to the reputation of our products;
●	the fluctuation in the prices of the products we distribute;
●	competitive industry pressures;
●	the consolidation of businesses within our industry;
●	compliance with environmental, health and safety laws;
●	our ability to protect and defend against litigation, including claims related to intellectual property rights;
●	product shortages and relationships with key suppliers;
●	our ability to attract and retain key employees;
●	the volatility of the price of our common stock;
●	the marketability of our common stock and
●	other risks and uncertainties, including those listed in “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other things, working capital additions, repayment of indebtedness, repurchases of our common shares, capital expenditures, acquisitions and other strategic investments. The net proceeds may be invested temporarily in short-term securities until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 300,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2025, we had 4,667,004 shares of common stock outstanding and approximately 74 stockholders of record of our common stock.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) and our amended and restated by-laws (the “Bylaws”), both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Voting

The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends

The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock. As of the date of this prospectus, we may not declare a dividend in light of our Senior Secured Revolving Credit Facility with JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender, and the lenders from time-to-time party thereto.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock may be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Preemptive and Similar Rights

The holders of our common stock have no preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “HYFM.”

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our Certificate of Incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. Any or all of these rights may be greater than the rights of our common stock.

The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional, convertible or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;
●	Diluting the voting power of the common stock;
●	Impairing the liquidation rights of the common stock; or
●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture (“Trust Indenture Act”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;
●	the aggregate principal amount and any limit on the amount that may be issued;
●

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
●	the maturity date and the date or dates on which principal will be payable;
●

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place or places where payments will be payable;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
●

the date, if any, on which, and the price at which, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem or, at the holder’s option, to purchase the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
●

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the debenture trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
●	reducing the principal amount of discount securities payable upon acceleration of maturity;
●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants may be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

As of September 30, 2025, we had no issued and outstanding warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
●	the method by which holders of rights will be entitled to exercise;
●	the conditions to the completion of the offering, if any;
●	the withdrawal, termination and cancellation rights, if any;
●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
●	whether stockholders are entitled to oversubscription rights, if any;
●	any applicable material U.S. federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND
OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law (“DGCL”), subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our Certificate of Incorporation or our Bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under Delaware law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer, in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides that, to the fullest extent permitted under Delaware law, no Company director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our Bylaws require indemnification, to the fullest extent permitted under Delaware law, of any person who is or was a director or officer of the Company or any of its direct or indirect wholly-owned subsidiaries and who is or was a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or any direct or indirect wholly-owned subsidiary of the Company, or is or was serving at our request as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, our Bylaws provide that expenses incurred by or on behalf of a current or former director or officer in connection with defending any action, suit or proceeding will be advanced to the director or officer by us upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in our Bylaws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

As permitted by Delaware law, our Bylaws authorize us to purchase and maintain insurance to protect any director, officer, employee or agent against claims and liabilities that such persons may incur in such capacities.

Charter Documents

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to the requirements of any national securities exchange on which our common stock is listed, should we so qualify for listing. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

Our Certificate of Incorporation and Bylaws provide that no action shall be taken by our stockholders except at an annual or special meeting of our stockholders called in accordance with our Bylaws and no action shall be taken by our stockholders by written consent, subject to the rights of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent.

Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that, except as otherwise required by law or provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, special meetings of our stockholders may be called only by (a) our board of directors pursuant to a resolution approved by a majority of the total number of our directors that we would have if there were no vacancies or (b) the chair of our board of directors, and any power of our stockholders to call a special meeting is specifically denied.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that certain provisions of our Certificate of Incorporation (namely, those provisions relating to (i) directors; (ii) limitation of director liability, indemnification and advancement of expenses and renunciation of corporate opportunities; (iii) meetings of stockholders; and (iv) amendments to our Certificate of Incorporation and Bylaws) may not be altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of our then-outstanding shares then entitled to vote generally in an election of directors, voting together as a single class. Our Certificate of Incorporation and Bylaws also provide that approval of stockholders holding sixty-six and two-thirds percent (66 2/3%) of the voting power of all of our then-outstanding shares entitled to vote generally in an election of directors, voting together as a single class, is required for stockholders to make, alter, amend, or repeal any provision of our Bylaws. Our board of directors retains the right to alter, amend or repeal our Bylaws.

Classified Board of Directors

Our Certificate of Incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;
●	market prices prevailing at the time of sale;
●	prices related to the prevailing market prices; or
●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Cozen O’Connor, P.C., Philadelphia, Pennsylvania, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Hydrofarm Holdings Group, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.hydrofarm.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;

●

the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 17, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and deemed “filed” with the SEC under the Exchange Act;

●

our Quarterly Reports on Form 10-Q for the fiscal quarters ended on March 31, 2025, filed with the SEC on May 5, 2025, June 30, 2025, filed with the SEC on August 12, 2025, and September 30, 2025, filed with the SEC on November 12, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 18, 2025, April 17, 2025, June 13, 2025, October 2, 2025 and November 12, 2025 (other than Item 7.01 and Item 9.01);

●

the description of our common stock contained in our Registration Statement on Form 8-A initially filed on December 7, 2020, including any amendment or report filed for the purpose of updating such description; and

●

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39773.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Hydrofarm Holdings Group, Inc.

1510 Main Street

Shoemakersville, PA 19555

Telephone: (707) 765-9990

You may also access these documents on our website, http://www.hydrofarm.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Hydrofarm Holdings Group, Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

December 10, 2025

1,599,400 Shares of Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

October 27, 2026